                                                                     Exhibit 1.1


                        4,000,000 Shares of Common Stock

                              THE MEDICINES COMPANY

                             UNDERWRITING AGREEMENT

June 20, 2002

BEAR, STEARNS & CO. INC.
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

            The Medicines Company, a corporation organized and existing under the laws of the State of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Bear, Stearns & Co. Inc (the "Underwriter") an aggregate of 4,000,000 shares (the "Shares") of its common stock, par value $0.001 per share (the "Common Stock"). The Shares are more fully described in the Registration Statement referred to below. Bear, Stearns & Co. Inc. is acting as sole underwriter in connection with the offering and sale of the Shares (the "Offering").

            1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter as of the date hereof and as of the Closing Date (as defined in Section 2 below) that:

                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a "shelf" registration statement on Form S-3 (No. 333-86762), and amendments thereto, for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of Common Stock which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriter. The registration statement, as amended at the time it became effective, including the exhibits and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the "Registration Statement." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act increasing the size of the Offering by registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Shares have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and, to the Company's knowledge, no proceeding for that purpose has been initiated or threatened by the Commission. The Company, if required by the rules and regulations of the Commission (together, the "Rules and Regulations") or by the Securities Act, proposes to file the Prospectus (as defined below) with the Commission pursuant to Rule 424(b) under the Securities Act ("Rule 424(b)"). The Prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the Prospectus is not to be filed with the Commission pursuant to Rule 424(b), the Prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the "Prospectus," except that if any revised prospectus or prospectus supplement shall be provided to the Underwriter by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriter for such use. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the last to occur of the effective date of the Registration Statement or the date of the Prospectus, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System.

                  (b) At the time of the effectiveness of the Registration Statement, at the time of the effectiveness any Rule 462(b) Registration Statement and at the time of the effectiveness of any post-effective amendment to the Registration Statement, the Registration Statement (including all documents incorporated or deemed incorporated by reference), as amended or as supplemented, complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the time the Prospectus is first filed with the Commission pursuant to Rule 424(b), at the time any supplement to or amendment of the Prospectus is filed with the Commission, at the time any document filed under the Exchange Act which is incorporated by reference or deemed incorporated by reference into the Prospectus is filed after the date of the Prospectus, at the date hereof, and at the Closing Date (as hereinafter defined), if any, the Prospectus (including all documents incorporated or deemed incorporated by reference), as amended or as supplemented, complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

No representation or warranty is made in this subsection 1(b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use in the Registration Statement or the Prospectus, or any amendment or supplement thereto ("Underwriter's Information"). The parties acknowledge and agree that the Underwriter's Information consists solely of the material included in the last paragraph on the cover page of the Prospectus and in the first, third and seventh paragraphs under the caption "Underwriting" in the Prospectus.

                  (c) Ernst & Young LLP, who have certified the financial statements and supporting schedules and information included or incorporated by reference in the Registration Statement are independent public accountants as required by the Securities Act, the Exchange Act and the Rules and Regulations. The Company has not received any "management letters" from Ernst & Young LLP since January 1, 2000.

                  (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement or the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its Subsidiaries (as defined below), the Company has not paid any dividends on its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting
(i) the business, condition (financial or otherwise), results of operations, stockholders' equity, properties, affairs or prospects of the Company and each subsidiary of the Company listed on Exhibit A hereto (the "Subsidiaries"), taken as a whole, or (ii) the Company's ability to consummate of any of the transactions contemplated by this Agreement and the Prospectus (a "Material Adverse Change"). Since the date of the latest balance sheet presented in or incorporated by reference in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, or entered into any transactions, outside the ordinary course of business, which are material to the Company and the Subsidiaries, taken as a whole, except for liabilities, obligations and transactions which are reflected in the Registration Statement and the Prospectus.

                  (e) This Agreement and the transactions contemplated by this Agreement and the Prospectus have been duly and validly authorized by the Company, and this Agreement has been duly and validly executed and delivered by the Company.

                  (f) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement and the Prospectus do not and will not (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the

Company or any of its Subsidiaries is subject, (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any of the Subsidiaries, or
(iii) violate any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, operations or assets, except, in the case of each of clauses (i) and (iii) above, for any such violation, breach or default that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below).

                  (g) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, operations or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement and the Prospectus, including the issuance, sale and delivery of the Shares to be issued, sold and delivered hereunder, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. ("NASD") or the Nasdaq National Market in connection with the purchase and distribution of the Shares by the Underwriter, each of which has been obtained.

                  (h) The authorized, issued and outstanding capital stock of the Company as of March 31, 2002 is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" and, after giving effect to the Offering and the other transactions contemplated by this Agreement and the Prospectus, will be as set forth in the column entitled "Pro Forma" under the caption "Capitalization". All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, other than as disclosed in or contemplated by the Registration Statement or the Prospectus, were not issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire from the Company or any Subsidiary upon the issuance or sale thereof any shares of Common Stock, any other equity security of the Company or any Subsidiaries and any security convertible into, or exercisable or exchangeable for, any shares of Common Stock or other such equity security (any "Relevant Security"), except for such rights as may have been fully satisfied or waived. The Shares to be delivered on the Closing Date (as hereinafter defined), have been duly and validly authorized and, when delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Relevant Security from the Company or any Subsidiary upon issuance or sale of Shares in the Offering. The Common Stock and the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as disclosed in or specifically contemplated by the Registration Statement or the Prospectus as of the date referred to therein the Company did not have any outstanding options to purchase, or any preemptive rights or other rights to subscribe for, any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

                  (i) The Subsidiaries are the only subsidiaries of the Company within the meaning of Rule 405 under the Securities Act. Other than The Medicines Securities Corporation, no Subsidiary is a "significant subsidiary" within the meaning of Rule 405 of the Securities Act. Except for the Subsidiaries, and except for securities held for investment purposes, the Company owns no ownership or other beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of or other ownership interest in each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable (if applicable) and, except in the case of foreign subsidiaries, and except as described in the Registration Statement and Prospectus, are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims.

                  (j) Each of the Company and the Subsidiaries has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing (to the extent the concept of good standing is applicable) under the laws of its jurisdiction of organization. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, stockholders' equity, properties, affairs or prospects of the Company and the Subsidiaries, taken as a whole; (ii) the capital stock of the Company or any of its Subsidiaries; or
(iii) the Company's ability to consummate any of the transactions contemplated by this Agreement and the Prospectus (a "Material Adverse Effect"). The Company and its Subsidiaries have all requisite power and authority and possess or have obtained all licenses, certificates, permits and authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local and foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus (the "Permits") and each such Permit is valid and in full force and effect, and neither the Company nor any of the Subsidiaries has received notice of any investigation or proceedings which results in the revocation of any such Permit. Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances and directives, except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. No Permit contains a materially burdensome restriction which is required to be disclosed in the Registration Statement and the Prospectus but which is not so disclosed, or not adequately disclosed, therein.

                  (k) Except as disclosed in or contemplated by the Registration Statement and the Prospectus, there is no legal, governmental or regulatory proceeding or other litigation (including but not limited to routine litigation) to which the Company or any of the Subsidiaries is a party or of which any property or operations of the Company or any of the Subsidiaries is the subject which, individually or in the aggregate, if determined adversely to the

Company or any of the Subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the best of the Company's knowledge, no such proceeding or litigation is threatened or contemplated by any legal, governmental or regulatory authority or other third party, foreign or domestic; and the defense of all such proceedings and litigation against or involving the Company or any of the Subsidiaries could not reasonably be expected to have a Material Adverse Effect.

                  (l) The financial statements, including the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries; except as otherwise stated in the Registration Statement, and subject, in the case of unaudited interim financial statements, to the absence of footnotes and end of year adjustments, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The other financial and statistical information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein.

                  (m) The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

                  (n) There are no contracts or other documents (including, without limitation, any voting agreement), which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act, the Exchange Act or the Rules and Regulations and which have not been so described or filed.

                  (o) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the outstanding shares of Common Stock (including the Shares) are listed for quotation on the NASDAQ (as defined in Section 9(b) below), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NASDAQ, nor has the Company received any notification that the Commission or the NASDAQ is contemplating terminating such registration or listing.

                  (p) Except as disclosed in the Registration Statement and the Prospectus, no holder of securities of the Company has any registration or similar rights to require registration of any debt or equity security of the Company as part or on account of, or otherwise in connection with, the sale of the Shares contemplated hereby, which have not either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

                  (q) Neither the Company nor, to the Company's knowledge, any of its Affiliates (as such term is defined under Rule 144 of the Securities Act) has taken, nor will any of them take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

                  (r) The Company has not prior to the date hereof offered or sold any securities which would be "integrated" with the offer and sale of the Shares pursuant to the Registration Statement. Except as described in the Registration Statement and the Prospectus, and except with respect to an additional 162,976 shares of Common Stock issued upon exercise of a warrant, the Company has not sold or issued any Relevant Security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Prospectus.

                  (s) No relationship, direct or indirect, exists between or among any of the Company or any Subsidiary, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any Subsidiary, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described therein.

                  (t) The Company and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (u) The conditions for use of Form S-3 in connection with the Registration Statement, as set forth in the General Instructions thereto, have been satisfied.

                  (v) The Company is not and, at all times hereafter up to and including consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus, and after giving effect to the net proceeds of the Offering, will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended, and is not and will not be an entity "controlled" by an "investment company" within the meaning of such act.

                  (w) The Company and the Subsidiaries have good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Registration Statement or the Prospectus as being owned by them that are material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and claims except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Registration Statement or the Prospectus as being leased by the Company or its Subsidiaries that is material to the business of the Company and the Subsidiaries, taken as a whole, are held by them under valid, existing and enforceable leases, except where the invalidity or unenforceability of any such lease (A) does not materially interfere with the use made or proposed to be made of such property by the Company or its Subsidiaries or (B) could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (x) Except as disclosed in or contemplated by the Registration Statement or the Prospectus, the Company and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) ("Intellectual Property") necessary for the conduct of their respective businesses as conducted and as described in the Registration Statement and Prospectus and have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others. Except as disclosed in or contemplated by the Registration Statement or the Prospectus, neither the Company nor any of its Subsidiaries has granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the current products and services of the Company or those products and services described in the Registration Statement and Prospectus, other than such rights which are not required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus. To the Company's knowledge, there is no infringement by third parties of any such Intellectual Property; there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's or any Subsidiary's rights in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; and there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which could form a reasonable basis for any such claim.

                  (y) Each of the Company and the Subsidiaries has accurately prepared and timely filed all federal, state and foreign tax returns which have been required to be filed and has paid all taxes, including all taxes which the Company and each of the Subsidiaries is obligated to withhold from amounts owning to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed adjustment of the Company's or any of the Subsidiaries' federal, state, or foreign taxes is imposed by any federal, state or other taxing authority, outstanding against the assets, properties or business of the Company or any of the Subsidiaries.

                  (z) Neither the Company, any of the Subsidiaries nor, to the Company's knowledge, any of its employees or agents has at any time during the last five years

(i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or of any jurisdiction thereof.

                  (aa) Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject or which would result in the creation or imposition of any liens or encumbrances on any property or assets of the Company or any Subsidiary or (iii) in violation of any law or statute or any judgment, decree order, rule or regulation of any court or arbitrator, governmental or regulatory authority having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except, in the case of each of clauses (ii) and
(iii) above, for any such violation or default that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (bb) No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened, which could reasonably be expected to have a Material Adverse Effect.

                  (cc) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA")), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could reasonably be expected to have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any "pension plan;" and each "pension plan" (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

                  (dd) This Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (ee) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement and the Prospectus and which are not so described or are not described as required.

                  (ff) Since the respective dates as of which information is given in the Prospectus, the studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the Registration Statement and the Prospectus were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the Registration Statement and the Prospectus are accurate in all material respects; and the Company has not received any notices or correspondence from the United States Food and Drug Administration (the "FDA") or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company which termination, suspension or material modification could reasonably be expected to have a Material Adverse Effect.

                  (gg) The Company carries, or is covered by, insurance in such amounts and covering such risks as it believes is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

                  (hh) The Company and its Subsidiaries, (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"); (ii) have received and are in compliance with all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement and the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i),
(ii) or (iii) above, for any such failure to receive required permits, licenses, other approvals or liability as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

            2.    Purchase, Sale and Delivery of the Shares.

                  (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the

Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company 4,000,000 Shares at a purchase price per share of $7.79.

                  (b) Payment of the purchase price for, and delivery of certificates representing, the Shares shall be made at the office of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 ("Underwriter's Counsel"), or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M., New York City time, on June 25, 2002, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the "Closing Date").

            Payment of the purchase price for the Shares shall be made by wire transfer in same day funds to the Company upon delivery of the Shares through the facilities of The Depository Trust Company for the account of the Underwriter. Certificates for the Shares shall be registered in such name or names and shall be in such denominations as the Underwriter may request at least two business days before the Closing Date. The Company will permit the Underwriter to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

            3. Offering. Upon authorization of the release of the Shares by the Underwriter, the Underwriter proposes to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

            4. Covenants of the Company. The Company covenants and agrees with the Underwriter that:

                  (a) The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide a copy of such filing to the Underwriter promptly following such filing.

            The Company will notify the Underwriter promptly (and, if requested by the Underwriter, will confirm such notice in writing) (i) when any amendments to the Registration Statement become effective, (ii) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or for any additional information, (iii) of the Company's intention to file or prepare any supplement, revision or amendment to the Registration Statement or any amendment or supplements to the Prospectus,
(iv) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation of any proceedings for that purpose or threat thereof, (vi) of the receipt of any comments from the Commission, and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A, it will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Underwriter promptly of all such filings.

                  (b) The Company shall comply with the Securities Act and the Exchange Act to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act or the Exchange Act in connection with the sales of Shares, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriter or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement, or to file any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify the Underwriter promptly and prepare and file with the Commission, subject to the second paragraph of Section 5(a) hereof, an appropriate amendment or supplement (in form and substance satisfactory to the Underwriter) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                  (c) The Company will promptly deliver to the Underwriter and Underwriter's Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company's files manually signed copies of such documents for at least five years after the date of filing. So long as a prospectus relating to the Shares is required to be delivered under the Securities Act, the Company shall provide as many copies of the Prospectus, and amendments of and supplements to such documents, if any, as the Underwriter may reasonably request. Prior to 10:00 A.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriter with copies of the Prospectus in New York City in such quantities as the Underwriter may reasonably request.

                  (d) The Company will use its best efforts, in cooperation with the Underwriter, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions, domestic or foreign, as the Underwriter may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

                  (e) The Company will make generally available to its security holders and to the Underwriter as soon as practicable, but in any event not later than fifteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

                  (f) During the period of 90 days from the date of the Prospectus, without the prior written consent of the Underwriter, the Company
(i) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security, or make any announcement of any of the foregoing, (ii) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" (in each case within the meaning of Section 16 of the Exchange Act and the Rules and Regulations promulgated thereunder) with respect to any Relevant Security, and
(iii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; and the Company will obtain the undertaking of each of its officers, directors and stockholders listed on Schedule 1 not to engage in any of the aforementioned transactions as set forth substantially in the form of lockup agreement attached hereto a Annex III. These restrictions do not apply to the sale of Shares as contemplated by this Agreement and the Company's issuance of Common Stock upon (i) the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof; (ii) the exercise of currently outstanding options; (iii) the exercise of currently outstanding warrants; and (iv) the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee stock plans in effect on the date hereof, each as described in the Prospectus.

                  (g) During the period of five years from the effective date of the Registration Statement, the Company will furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to the Underwriter as soon as they are available, (i) copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, and (ii) such additional information, generally made available to security holders of the Company, concerning the business and financial condition of the Company as the Underwriter may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission).

                  (h) The Company will apply the net proceeds from the sale of the Shares as set forth under the caption "Use of Proceeds" in the Prospectus.

                  (i) The Company will use its best efforts to list the Shares for quotation on the NASDAQ.

                  (j) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

                  (k) The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares.

            5. Payment of Expenses. Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering; (iii) the cost of producing this Agreement, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(e) hereof, including the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with any blue sky survey; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriter in connection with, securing any required review by the NASD of the terms of the Offering; (vi) all fees and expenses in connection with listing the Shares on the NASDAQ; (vii) all travel expenses of the Company's officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares; and (viii) any stock transfer taxes incurred in connection with this Agreement or the Offering. The Company also will pay or cause to be paid: (x) the cost of preparing stock certificates representing the Shares; (y) the cost and charges of any transfer agent or registrar for the Shares; and (z) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that except as provided in this Section, and Sections 7 and 9 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel and stock transfer taxes on resale of any of the Shares by them. Notwithstanding anything to the contrary in this Section 5, in the event that this Agreement is terminated pursuant to Section 6 or 9(b) hereof, or subsequent to a Material Adverse Change, the Company will pay all out-of pocket expenses of the Underwriter (including but not limited to fees and disbursements of counsel to the Underwriter) incurred in connection herewith.

            6. Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date, to the absence from any certificates, opinions, written statements or letters furnished to the Underwriter or to Underwriter's Counsel pursuant to this

Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to each of the following additional conditions:

                  (a) All necessary regulatory or stock exchange approvals shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Underwriter; if the Company shall have elected to rely upon Rule 430A under the Securities Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof and a form of the Prospectus containing information relating to the description of the Shares and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

                  (b) At the Closing Date the Underwriter shall have received the written opinion of Hale and Dorr, LLP, counsel for the Company, dated the Closing Date addressed to the Underwriter in the form attached hereto as Annex I.

                  (c) At the Closing Date the Underwriter shall have received the written opinion of Paul M. Antinori, General Counsel for the Company, dated the Closing Date addressed to the Underwriter in the form attached hereto as Annex II.

                  (d) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriter and to Underwriter's Counsel, and the Underwriter shall have received from Underwriter's Counsel a favorable written opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Underwriter may require, and the Company shall have furnished to Underwriter's Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (e) At the Closing Date the Underwriter shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and, to the Company's knowledge, no proceeding for that purpose has been initiated or threatened by the Commission and (vi) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described in the Registration Statement or the Prospectus, there has not been any Material Adverse Change, whether or not arising from transactions in the ordinary course of business.

                  (f) At the time this Agreement is executed and at the Closing Date, the Underwriter shall have received a comfort letter pursuant to and complying with SAS 71 and SAS 72, from Ernst & Young LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriter and in form and substance satisfactory to the Underwriter and Underwriter's Counsel.

                  (g) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), except as set forth in the Registration Statement or the Prospectus, there shall not have been any change in the capital stock (except for changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares of Common Stock upon the exercise of stock options or warrants) or long-term debt of the Company or any of the Subsidiaries or any Material Adverse Change, whether or not arising from transactions in the ordinary course of business, including but not limited to the occurrence of any fire, flood, explosion or other calamity at any of the properties owned or leased by the Company or any of its Subsidiaries, the effect of which, in any such case described above, is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

                  (h) You shall have received a lock-up agreement from each person or entities listed on Schedule 1, in each case substantially in the form attached hereto as Annex III.

                  (i) At the Closing Date, the Shares shall have been approved for quotation on the NASDAQ.

                  (j) The Company shall have furnished the Underwriter and Underwriter's Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

            If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriter or to Underwriter's Counsel pursuant to this Section 6 shall not be satisfactory in form and substance to the Underwriter and to Underwriter's Counsel, all obligations of the Underwriter hereunder may be cancelled by the Underwriter at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

            7.    Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriter's Information. This indemnity agreement is not exclusive and will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement and shall not limit any rights or remedies available to any indemnified party.

                  (b) The Underwriter shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriter's Information; provided, however, that in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares to be purchased by the Underwriter hereunder. This indemnity is not exclusive and will be in addition to any liability which the Underwriter may otherwise have, including but not limited to other liability under this Agreement and shall not limit any rights or remedies available to any indemnified party.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties for all indemnified parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties (it being understood, however, that an indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel)). No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 7 (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

                  (d) Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in paragraphs (a) and
(b) above hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriter, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and the Underwriter may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the Offering or, if such allocation is not permitted by applicable law, in such proportion as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as
(x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses
(i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise.

            8. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriter and the Company contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriter. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 9(d) hereof shall survive any termination of this Agreement, including termination pursuant to Section 9 hereof.

            9.    Effective Date of Agreement; Termination.

                  (a) This Agreement shall become effective upon the execution of this Agreement. This Agreement may be terminated by the Company by notifying the Underwriter or by the Underwriter notifying the Company as provided herein. Notwithstanding any termination of this Agreement, the provisions of this
Section 9 and of Sections 1, 5, 7, and 10 through 15, inclusive, shall be in full force and effect at all times after the execution hereof.

                  (b) The Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Date, if (A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriter will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on The New York Stock Exchange ("the Exchange") or The NASDAQ National Market (the "NASDAQ") shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Exchange or the NASDAQ or on or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (D) any downgrading shall have occurred in the Company's corporate credit rating or the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities; or
(E) (i) if there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (i) or (ii), in the judgment of the Underwriter, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Shares, on the terms and in the manner contemplated by the Prospectus.

                  (c) Any notice of termination pursuant to this Section 9 shall be in writing.

                  (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to (i) notification by the Underwriter as provided in Section 9(a) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriter, reimburse the Underwriter for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriter in connection herewith.

            10. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

                  (a) if sent to the Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Stephen Parish, Equity Capital Markets, with a copy to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, Attention: Anna T. Pinedo, Esq.;

                  (b) if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement, Attention: Stuart M. Falber, Esq.;

Any such notices and other communications shall take effect at the time of receipt thereof.

            11. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriter and the Company and the controlling persons, directors, officers, employees and agents referred to in Section 7 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from the Underwriter.

            12. Governing Law and Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United State District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a "Proceeding"), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE PROSPECTUS.

            13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

            14. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            15. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                            [signature page follows]

            If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                        Very truly yours,

                                        THE MEDICINES COMPANY

                                        By:  /s/ Stephen H. Koehler
                                            ------------------------------------
                                            Name:  Steven H. Koehler
                                            Title:  Chief Financial Officer




Accepted as of the date first above written

BEAR, STEARNS & CO. INC.



By:  /s/ Stephen Parish
    --------------------------------
    Name:  Stephen Parish
    Title:  Senior Managing Director

                                    EXHIBIT A

                                  Subsidiaries

The Medicines Company UK, Limited                           (United Kingdom)
The Medicines Company Limited                               (New Zealand)
The Medicines Securities Corporation                        (Massachusetts)

                                   SCHEDULE 1

                           REQUIRED LOCK-UP AGREEMENTS

      Unless otherwise indicated, the duration for each of the lock-ups shall be 90 days.

Individual or Entity Holder                                Duration
--------------------------------------------------------------------------------

5% STOCKHOLDERS
---------------

Warburg, Pincus Ventures L.P.                               30 Day

DIRECTORS
---------

Leonard Bell

Stewart Hen

M. Fazle Husain

T. Scott Johnson

Armin M. Kessler

Nicholas J. Lowcock

James E. Thomas

OFFICERS
--------

Clive A. Meanwell

David M. Stack

Gary Dickinson

Steven Koehler

Sonja Loar

David Mitchell

Stephanie Plent

Peter Teuber

John D. Richards

                                     ANNEX I

                       Form of Opinion of Company Counsel

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Medicines Securities Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts.

            (ii) The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus.

            (iii) The Company is duly qualified to do business as a foreign corporation in the Commonwealth of Massachusetts and the State of New Jersey

            (iv) As of the date of the Prospectus, the authorized capital stock consisted of ________ shares of common stock, $0.001 par value per share (the "Common Stock"), and ______ shares of preferred stock, $0.001 par value per share (the "Preferred Stock"), of which _______ shares of Common Stock were issued and outstanding and no shares of Preferred Stock were of record issued and outstanding.

            (v) The issued and outstanding shares of capital stock of the Company, prior to the consummation of the transactions contemplated by this Agreement, have been duly authorized and validly issued, and are fully paid and non-assessable.

            (vi) The Shares to be delivered on the Closing Date, pursuant to the terms of this Agreement have been duly and validly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable and the issuance of such Shares will not be subject to any preemptive or similar statutory right under the Company's certificate of incorporation or the Delaware General Corporation Law Statute.

            (vii) The Underwriting Agreement and the consummation of the transactions contemplated by the Underwriting Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

            (viii) The Registration Statement has become effective under the Securities Act, and to such counsel's knowledge, (i) no stop order suspending its effectiveness has been issued and (ii) no proceedings for that purpose have been instituted or are pending under the Securities Act and the Prospectus has been filed as required by Rule 424(b) and Rule 430A under the Securities Act.

            (ix) Such counsel does not know of any legal or governmental proceedings pending or threatened against the Company that are required by the Securities Act or the rules and regulations thereunder to be described in the Registration Statement or the Prospectus that are not so described.

            (x) The performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated thereby (other than performance of obligations arising under the indemnification and contribution provisions of this Agreement, as to which such counsel need express no opinion) will not (A) conflict with or result in a violation of the Company's certificate of incorporation or bylaws, each as amended to date or (B) to such counsel's knowledge, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party which was filed as an exhibit to the Registration Statement, or any applicable United States federal or Massachusetts state statute, rule or regulation or the applicable Delaware General Corporation Law statute which in the experience of such counsel is normally applicable in transactions of the type contemplated by the Underwriting Agreement, or any judgment, order or decree specifically naming the Company or its property of which we are aware known to such counsel, or to such counsel's knowledge any order writ or decree specifically naming the Company or any of its material subsidiaries or any of their respective properties, except for such breaches and defaults, which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (xi) No consent, approval, authorization, order, license, registration, or qualification of or with any court, government or governmental agency or body having jurisdiction over the Company, over its properties or operations is necessary for the consummation by the Company of the transactions contemplated by this Agreement except (i) such as have been obtained under the Securities Act, (ii) such as may be required under state or other securities or Blue Sky Laws in connection with the purchase and distribution of Shares by the Underwriters, and (iii) such as may be required by the National Association of Securities Dealers, LLC.

            (xii) The statements under the captions "Patents, Proprietary Rights and Licenses," and "Risks Related to Our Industry -- We may not be able to obtain or maintain patent protection for our products, and we may infringe the patent rights of others" in the Prospectus, and under the caption "Description of Capital Stock" in the Company's Registration Statement on Form 8-A declared effective on July 28, 2000 which description is incorporated by reference into the Registration Statement, and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute matters of law or legal conclusions, have been reviewed by such counsel and are a fair summary of such matters and conclusions.

            (xiii) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (xiv) To the knowledge of such counsel, no contract or agreement is required to be filed as an exhibit to the Registration Statement that is not so filed.

            (xv) Each of the Company and its Subsidiaries owns, possesses or has adequate rights to use the Intellectual Property reasonably necessary to carry on the business conducted by it as described in the Prospectus, except to the extent that the failure to own, possess or have adequate rights to use such Intellectual Property could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (xvi) Other than as set forth or contemplated in the Registration Statement and the Prospectus, to such counsel's knowledge, the Company has not received any notice of infringement of or conflict with, and such counsel has no knowledge of any infringement of or conflict with, asserted rights of others with respect to the Company's Intellectual Property which could reasonably be expected to result in a Material Adverse Effect.

            (xvii) Other than as set forth or contemplated in the Registration Statement and the Prospectus, the discoveries, inventions, products or processes of the Company referred to in the Registration Statement and the Prospectus do not, infringe or conflict with any rights of any third party, or any discovery, invention, product or process which discoveries, inventions, products or processes is the subject of a patent application filed by any third party which patent application has been published in the United States Patent and Trademark Office or the World Intellectual Patent Office or is otherwise known to the Company except to the extent that any such infringement, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            (xviii) Other than as set forth or contemplated in the Registration Statement and the Prospectus, no third party, including any academic or governmental organization, possesses rights to the Company's patents, patent applications or patent rights which, if exercised, could enable such third party to develop products competitive with those of the Company or could reasonably be expected to have a Material Adverse Effect.

            In addition, such opinion shall also contain a statement that in connection with the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and representatives of the Company, counsel for the Underwriter and the independent accountants of the Company, at which conferences such counsel made inquiries of such persons and others and discussed the contents of the Registration Statement and the Prospectus, or any supplements or amendments thereto. While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, or any supplements or amendments thereto, subject to the foregoing and based on such participation, inquiries and discussions, the Registration Statement and the Prospectus, as amended or supplemented, comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations. While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, or any supplements or amendments thereto, no facts have come to such counsel's attention which have caused such counsel to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (except that such counsel need not express any view with respect to the financial statements, including the notes and schedules thereto, or any other financial or accounting data included or incorporated by reference therein), or that the Prospectus, as of the date of the Prospectus or as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need not express any view with respect to the financial statements, including the notes and schedules thereto, or any other financial or accounting data included or incorporated by reference therein).

                                    ANNEX II

                       Form of Opinion of General Counsel

            (i) To such counsel's knowledge, the Company is not (i) in violation of its charter or by-laws, or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company is a party and which is filed as an exhibit to the Registration Statement, or incorporated by reference therein, except for such defaults, which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                    ANNEX III

                            Form of Lock-Up Agreement


June __, 2002

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179
Attention: Equity Capital Markets

The Medicines Company Lock-Up Agreement

Ladies and Gentlemen:

      This letter agreement (this "Agreement") relates to the proposed public offering (the "Offering") by The Medicines Company, a Delaware corporation (the "Company"), of its common stock, $0.001 par value (the "Stock").

      In order to induce you to underwrite the Offering, the undersigned hereby agrees that, without the prior written consent of Bear, Stearns & Co. Inc. ("Bear Stearns"), during the period from the date hereof until ninety (90) days after the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with the Offering (the "Lock-Up Period"), the undersigned (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. Notwithstanding the foregoing, the restrictions set forth in the immediately foregoing sentence shall not apply to (a) transfers of Relevant Securities as a bona fide gift or gifts, (b) transfers of Relevant Securities to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned,
(c) transfers of Relevant Securities which occur by operation of law and (d) the exercise (including a cashless exercise) of any Relevant Securities outstanding on the date hereof pursuant to the terms of such instruments (any such transaction being an "Exempt Transaction"); provided that in the case of any transfer or distribution pursuant to clauses (a) through (c), each donee or transferee shall execute and deliver to Bear Stearns a duplicate form of this Agreement. As used herein "Relevant Security" means the Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Stock or other such equity security. As used herein, "immediate family" shall mean the undersigned and the spouse, any lineal descendant, father, mother, brother or sister of the undersigned.

      The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, except for Exempt Transactions, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder. In the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, the undersigned agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, except for Exempt Transactions, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of Bear Stearns, during the Lock-up Period the undersigned will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

      This Agreement shall automatically terminate and be of no further effect if (i) the Underwriting Agreement to be entered into between the Company and you in connection with the Offering (the "Underwriting Agreement") is not executed by June 30, 2002 or (ii) the Underwriting Agreement is terminated prior to the closing of the sale of Stock to you in the Offering.

                                    Very truly yours,



                                    By: _______________________________


                                    Print Name: _______________________





                                       2